Blue Jay Capital Management, LLC

Code of Ethics

I.	General

The Code of Ethics is predicated on the principle that Blue Jay owes a fiduciary duty to its Clients/Investors.1 Accordingly, Employees must avoid activities, interests, and relationships that run contrary (or appear to run contrary) to the best interests of Clients/Investors.  At all times, Blue Jay will be mindful to:

•
Place client interests ahead of Blue Jay’s – As a fiduciary, Blue Jay will serve in its Clients’/Investors’ best interests.  In other words, Employees may not benefit at the expense of Clients/Investors.

•	Engage in personal investing that is in full compliance with Blue Jay’s Code of Ethics – Employees must review and abide by Blue Jay’s Personal Securities Transaction and Insider Trading Policies.
•
Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts, or other gratuities from individuals seeking to conduct business with Blue Jay, or on behalf of Clients/Investors, unless in compliance with the Gift Policy below.

Any questions with respect to Blue Jay’s Code of Ethics should be directed to the CCO and/or the Managing Member.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics, or other policies and procedures set forth in this Manual, to the CCO.  All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Blue Jay has established the following guidelines as an attempt to mitigate these risks.

II.	Guiding Principles and Standards of Conduct

All Employees will act with competence, dignity, and integrity, in an ethical manner, when dealing with Clients/Investors, the public, prospects, third-party service providers, and fellow Employees.  The following set of principles frame the professional and ethical conduct that Blue Jay expects from its Employees:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients/Investors, prospective Clients, and Employees;
•	Place the integrity of the investment profession, the interests of Clients/Investors, and the interests of Blue Jay above one’s own personal interests;

1  S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
•	Conduct all personal securities transactions in a manner consistent with this policy;
•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
•	Promote the integrity of, and uphold the rules governing, capital markets; and
•	Comply with applicable provisions of the Federal Securities Laws.

BLUE JAY HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND, THEREFORE, MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS. BLUE JAY WILL NOT EXTEND OFFERS OF EMPLOYMENT TO ANY INDIVIDUAL WITH PRIOR (OR PENDING) REGULATORY DISCIPLINARY HISTORY.

III.  Personal Security Transaction Policy

All Employees are required to comply with the following policies and procedures with respect to personal trading and may not transact in any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

A.	Reportable Securities

Blue Jay requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

•	Direct obligations of the Government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds (other than the mutual funds advised or underwritten by Blue Jay);
•	Exchange-traded funds (“ETFs”), other than the Health Care ETFs described in Section B below;
•	Interests in 529 college savings plans; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

B.	Prohibited Transactions

Due to Blue Jay’s Clients/Funds’ investment focus in the health care sector, Employees may not transact in any of the following types of securities and transactions:

•	Initial Public Offerings;
•	ETFs focused in the health care sector;
•	Securities of health care and health care related issuers; and
•	Securities of JMP Group Inc. (ticker symbol: JMP)

There is a minimum one hundred and eighty (180) day holding period on all reportable personal security positions/transactions, including ETFs.  Personal security transactions made before December 6, 2013 will continue to be subject to the previous 30 day holding period. Employees may not liquidate any personal security position until the security has been held for a minimum of one hundred and eighty (180) days. The 180 day hold period may be waived under exceptional circumstances, if approved in writing by the Portfolio Manager.

C.	Pre-Clearance Procedures

Employees must have written clearance for all transactions in Reportable Securities, including private placements, before completing the transaction.  Blue Jay reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may decline to pre-clear a proposed Employee transaction for a number of reasons, including, but not limited to: conflicting sides of a transaction with Clients/Funds; violation of a confidentiality agreement; and the proposed transaction is before an intended Client/Fund trade program.

Employees shall complete Blue Jay’s Personal Trading Pre-Clearance Form (See Attachment A) when requesting a trade in Reportable Securities.  All pre-clearance requests must be submitted to the CCO, or in the case of the CCO, the COO.  Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day.2  If the Employee wishes to transact in that Security on the following or any other day, he/she must again obtain pre-clearance for the transaction.  Unless otherwise noted, no pre-clearance is required for transactions taking place in the Exempted Securities noted above.

With regard to an Employee investment in a Fund, the Employee shall not be required to obtain pre-approval from the CCO for an “initial” investment or subscription to the Fund.  Rather, the execution of the Fund’s subscription document shall serve as evidence of Blue Jay’s pre-clearance of the Employee’s investment in the Fund.  All subsequent investments in the Fund that do not require the execution of additional subscription agreements do, however, require pre-approval of the CCO.

D.	Reporting

Employees are required to report all Securities transactions that they have made in Securities Accounts during the quarter.  In order to fulfill this reporting requirement, Employees must instruct their broker-dealers to send to the CCO duplicate trade confirmations and/or brokerage account statements, not later than thirty (30) days after the end of each calendar quarter using the attached

2  However, Employees may pre-clear a Security at a specified price (i.e., a limit order) and the outstanding order may be good until canceled by the Employee. In such instances, the transaction may occur on a day other than the day in which the preclearance is granted. If the Employee alters any aspect of the order (most notably the limit price), the Employee must again seek preclearance for the transaction. These types of transactions must be reported on a quarterly basis similar to all of the Employee’s other Security trades.

letter in Attachment B.  If an Employee’s trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Securities) provided in Attachment C.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE
EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE,
CHILDREN, AND OTHER MEMBERS OF THE HOUSEHOLD IN
ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR
INDIRECT INFLUENCE OR CONTROL.

Employees must periodically, both initially upon the commencement of employment and annually thereafter, report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.”

With regard to new Employees at Blue Jay, all new Employees must inform the CCO of all of their personal security positions (including the holdings of their immediate family as stated above) within 10 days of becoming an Employee at Blue Jay. Initial reports must be current as of a date no more than 45 days prior to the date that the person became an Employee.  The new Employee may continue to hold all existing positions, regardless if the existing positions are prohibited under this Personal Security Transaction Policy, or may liquidate these positions subject to Blue Jay’s standard pre-clearance procedures.  All future transactions made by the new Employee from the date of commencement of employment at Blue Jay shall be subject to Blue Jay’s standard pre-clearance procedures.

Reports regarding accounts and holdings must be submitted to the CCO on or before February 14th of each year and the information on the annual reports must be current as of December 31st.

Initial and annual holdings reports should be submitted using the attached Periodic Holdings Reporting Forms in Attachment D.

In lieu of completing the Reportable Securities section of the Periodic Holdings Reporting Form Employees may submit copies of account statements that contain all of the same information that would be required by the form and that are current as of the dates noted above. Employees should sign and date each such statement before submitting it to the CCO. Any Reportable Securities not appearing on an attached account statement must be reported directly on the Reportable Securities section of the Periodic Holdings Reporting Form.

If an Employee does not have any holdings and/or accounts to report, this should be indicated on the Periodic Holdings Reporting Form within 10 days of becoming an Employee and by February 14th of each year.

E.	Exceptions from Reporting Requirements

There are limited exceptions from the reporting requirements noted above.  Specifically, an Employee is not required to submit:

•	Brokerage statements for any automatic investment plan account.

•
Brokerage statements for brokerage accounts over which the Employee has no direct or indirect influence or control.  Note, however, that the CCO may request that an Employee provide documentation to substantiate that the Employee has no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, written attestations from the employee’s third-party investment adviser, etc.).

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

F.	Trading and Review

Blue Jay’s Personal Security Transaction Policy is designed to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities.  Accordingly, Blue Jay will closely monitor Employees’ investment patterns to detect the following abuses:

•	Trading opposite of Client/Fund trades; and

•	Front-Running Client/Fund accounts, which is a practice generally understood to be Employees personally trading ahead of Clients/Funds.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares (including any sub-advised mutual funds), as to avoid even the appearance of market-timing activities.

The CCO will also ensure that the trading in any accounts that could be deemed proprietary (e.g., any account in which Blue Jay or its employees may hold more than a 25% ownership interest) do not present a conflict of interest to the trading or investment activities other Client accounts.

The COO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If Blue Jay discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and Portfolio Manager to review the facts surrounding the transactions. The CCO and Portfolio Manager shall take action, in accordance with the Reporting Violations and Remedial Actions policy in section G of the Code of Ethics.

G.	Reporting Violations and Remedial Actions

Blue Jay takes the potential for conflicts of interest very seriously.  As such, Blue Jay requires its Employees to promptly report any improper or suspicious activities, including any suspected violations of the Code of Ethics, to the CCO.  Issues can be reported to the CCO in person, or by telephone, email, or written letter. Reports of potential issues may be made anonymously. Any reports of potential problems will be thoroughly investigated by the CCO, who will report directly to the Managing Member on the matter. Any problems identified during the review will be addressed in ways that reflect Blue Jay’s fiduciary duty to its Clients or Investors. Blue Jay’s Senior Management is aware of the potential matters that may arise as a result of this requirement, and shall take action, up to and including dismissal, against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of Blue Jay’s Personal Security Transaction Policy is determined to have occurred, the  CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or  without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. Violations may also subject an Employee to civil, regulatory or criminal sanctions. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

IV.	Insider Trading Policy

Section 204A of the Advisers Act requires Blue Jay to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser.  Accordingly, Blue Jay has instituted procedures to prevent the misuse of Material Non-public Information.

In the past, Federal Securities Laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or
•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;
•	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking; and
•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

A.	Whom Does the Policy Cover?

This policy covers all of Blue Jay’s Employees as well as any transactions in any securities participated in by family members, trusts, or corporations directly or indirectly controlled by such persons.  In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director, a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

B.	What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material.  Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements
•	Write-downs or write-offs of assets
•	Additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements
•	New product/service announcements
•	Discovery or research developments
•	Criminal, civil, and government investigations and indictments
•	Pending labor disputes
•	Debt service or liquidity problems
•	Bankruptcy or insolvency problems
•	Tender offers, stock repurchase plans, etc.
•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies.  The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.

Material information does not have to relate to a company’s business.  For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

C.	What Information is Non-Public?

In order for issues concerning Insider Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information.  However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change.  In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information.  Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information.  Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

D.	Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits, and jail sentences.  Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided (and up to $1,000,000 for companies). Blue Jay will not protect Employees found guilty of insider trading.

E.	Procedures to Follow When an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO and Portfolio Manager as soon as possible.  From this point, the Employee, CCO, and Portfolio Manager will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, Employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
•	Shall not engage in securities transactions of any company, or derivatives related to the issuer in question.
•	Shall submit various reports in accordance with the Personal Security Transaction Policy.
•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
•	Shall immediately report the potential receipt of Material Non-Public Information to the CCO and Portfolio Manager.
•	Shall not proceed with any research, trading, etc. until the CCO and Portfolio Manager inform the Employee of the appropriate course of action.

F.	Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to Blue Jay’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of Blue Jay and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

V.	Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, or officers of outside organizations by completing Attachment E.  These organizations can include public or private corporations, partnerships, charitable foundations, and other not-for-profit institutions.  Employees may also receive compensation for such activities.

At certain times, Blue Jay may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization.  For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company.  Service with organizations outside of Blue Jay can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization.  It is critical that a proper information barrier be in place between Blue Jay and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Blue Jay may have a business relationship with the outside organization or may seek a relationship in the future.  In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest.  Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made.

VI.	Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Blue Jay and in which he or she knows Blue Jay might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Blue Jay, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Blue Jay business activity or transaction must be immediately disclosed to the CCO.  For example, if an Employee becomes aware that a transaction being considered or undertaken by Blue Jay may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

Employees may use Attachment F to inform the CCO of any of the issues noted in this discussion.

VII.	Dealings with Government and Industry Regulators

Inquiries from anybody claiming to be a government official should be immediately referred to the CCO and Portfolio Manager. Do not share information about Blue Jay without the CCO’s prior approval.

The CCO will take reasonable steps to verify the identity of any individuals claiming to be government officials. Among other things, the CCO may ask the individuals for their contact information, verify that the phone number given matches the published number for the relevant government office, and confirm that the individuals can be reached at the number given. The CCO is also responsible for keeping notes reflecting any conversations with government officials. All correspondence mailed to government officials or agencies should be sent using the return receipt service.

Blue Jay forbids payments of any kind by it, its Employees, or any agent or other intermediary to any government official, self‑regulatory official, corporation, or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.  This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances.

This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies.  Those obligations include the filing of appropriate federal, state, and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations, or inquiries brought by or against Blue Jay.  Employees are expected, if requested, to provide Blue Jay with reasonable assistance, including, but not limited to, meeting or consulting with Blue Jay and its representatives, reviewing documents, analyzing facts, and appearing or testifying as witnesses or interviewees or otherwise.

VIII.	Protection of Blue Jay’s Name

Employees should at all times be aware that Blue Jay’s name, reputation, and credibility are valuable assets and must be safeguarded from any potential misuse.  Care should be exercised to avoid the unauthorized use of Blue Jay’s name in any manner that could be misinterpreted to indicate a relationship between Blue Jay and any other entity or activity.

IX.	Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

X.	Gifts and Entertainment

Employees’ Receipt of Business Meals, Tickets to Sporting Events, and Other Entertainment - Employees may attend business meals, sporting events, and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature.  If the event is in excess of $100 in value, the Employee must report his/her attendance at the event to the CCO on Attachment G.

Employees’ Receipt of Gifts - Employees must pre-clear all gifts received in excess of $100 to the CCO by completing Attachment G.  Reasonable gifts received on behalf of the Company shall not require reporting.  Examples of reasonable gifts include holiday gift baskets and lunches brought to Blue Jay’s offices by service providers.  The CCO maintains the authority to reject the receipt of any gift by Employees.

Blue Jay’s Gift and Entertainment Giving Policy – Blue Jay and its Employees are prohibited from giving gifts and/or entertainment that may be deemed as lavish or excessive. Employees must obtain approval to give all gifts and entertainment in excess of $100 to any Client/Investor, prospective Client/Investor, or any individual or entity that Blue Jay is seeking to do business with.

If any Blue Jay Employee or representative is reasonably expected to interact with government officials, union representatives or ERISA plan fiduciaries, the CCO will review any expense claims submitted by the Employee or representative and may require explanations and supplemental documentation to ensure that the individual or entity has not provided improper gifts or entertainment on Blue Jay’s behalf. The CCO shall track all reportable entertainment and gifts via Attachment H.

XI.	Travel Expenses

Employees may charge to Blue Jay and/or the Fund normal and reasonable travel and travel-related expenses incurred for a Blue Jay business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls, and other miscellaneous travel-related expenses.  When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs.  While Blue Jay has not prescribed limits on such expenses, Blue Jay may reiterate its policy with Employees as necessary.

Blue Jay will pay for all travel and travel-related expenses to support an Employee’s attendance at conferences, company visits, etc.  In the event that any such expenses are included as part of the event (e.g., a broker charters a jet for numerous investment firms, including Blue Jay, to visit an issuer, etc.), Blue Jay shall determine the approximate value of the expense and forward the third-party a reimbursement check.  Blue Jay has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers or issuers.

XII.	Disclosure

Blue Jay shall, upon request, furnish Clients/Investors with a copy of the Code of Ethics.  All Client/Investor requests for Blue Jay’s Code of Ethics shall be directed to the CCO.

XIII.	Recordkeeping

Blue Jay shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Blue Jay’s management.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past six years has been, in effect shall be preserved in an easily accessible place;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past six years was, an Employee of Blue Jay.

•
A copy of each report/brokerage statement collected pursuant to this Code of Ethics by an Employee shall be preserved by the Company for at least six years, the first two years in an easily accessible place;

•
The Company shall preserve a record of any decision, and the reasons supporting the decision, to pre-clear any transaction for at least six years after the approval is granted, the first two years in an easily accessible place.

XIV.	Responsibility

The CCO will be responsible for administering the Code of Ethics.  All questions regarding the policy should be directed to the CCO.  All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

Attachment A

Personal Trading Pre-Clearance Form

The Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction.  Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.	Buy_____________ Sell____________ Short ____________ Cover Short ______________

2.	Security___________________________________________________________________

3.	Common Stock __________ Option __________ Debt __________ Other _______________

4.	Symbol________________________

5.	Number of Shares/Contracts/Principal______________________________________________

6.	Broker/Custodian______________________________________________________________

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements, or securities laws.

8.	Employee is not an officer, director, or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

Employee______________________________________________ (Print Name)

Signed __________________________________________________              ________________
Date

By signing below, the individual verifies that the proposed transaction described above does not violate Blue Jay’s Personal Security Transaction Policy.  Note: One signature is required for pre-clearance.

Chief Compliance Officer	Date

Chief Operating Officer	Date

Attachment B

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:	Account No._______________________________

Account Name_______________________________

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate monthly brokerage account statements for the above named account.

Please mail the account statements to:

James Norris
Chief Compliance Officer
Blue Jay Capital Management, LLC
2121 Avenue of the Stars, Suite 2420
Los Angeles, CA  90067

If you have any questions or concerns, please feel free to give me a call at 424.570.8026.  Thank you for your immediate attention to this matter.

Sincerely,

Attachment C

QUARTERLY REPORTING FORM REPORTING EMPLOYEE:___________________________________ FOR QUARTER ENDED _________________________________________

In accordance with Blue Jay’s Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in non-brokerage accounts.
Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

With respect to Section 16 of the Exchange Act, nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.
USE ADDITIONAL SHEETS IF NECESSARY.

Attachment D
Periodic Holdings Reporting Form: Accounts

Information is current as of:

Name of Broker-Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the Securities accounts in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Deliver to the CCO within 10 days of becoming associated with Blue Jay, and by February 14th of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Periodic Holdings Reporting Form: Reportable Securities
Security Name	Ticker or CUSIP (As Applicable)	Type (Common Stock, Bond, etc.)	Number of Shares or Principal Amount (As Applicable)	Broker-Dealer or Bank Security Held

I certify that this form fully discloses all Reportable Security holdings in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities holdings of immediate family members living in the same household.

Deliver to the CCO within 10 days of becoming associated with Blue Jay, and by February 14th of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Attachment E
Request for Approval of Outside Activity Form
The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization: ___________________________________________________________________________________________________________________

Nature of organization’s primary business or purpose: ______________________________________________________________________________________________________________

Is this a public company? (YES/NO) If YES, stock symbol: ___________________________________________________________________________________________________________

Complete description of anticipated role with organization: ___________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________

Describe any compensation you will receive: ______________________________________________________________________________________________________________________
If this request for approval is granted:

➢ I agree to notify the Chief Compliance Officer of any change in the above information.
➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢ I am aware of no other Employees who are officers or directors of the organization noted above.
➢

I agree to adhere to the Insider Trading policies of both Blue Jay and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to Blue Jay’s investment advisory or research staff.

➢ I will avoid participation in discussions regarding service, investment management, or other arrangements with Blue Jay or its affiliates, and will recuse myself from voting on any such matters.
________________________________________________________________________________________________________________________________________________________
Employee: _________________________________________________________________________

Signature of Employee: ______________________________________ Date: ____________________

Approved By:_____________________________________________ Date: ____________________ Chief Compliance Officer

18

Attachment F

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

Print Name:	____________________________________________________________________________________________________________________________

Signature:	____________________________________________________________________________________________________________________________

Date:	____________________________________________________________________________________________________________________________

________________________________________________________

Reviewed by: _______________________________________________________________________

Date of Review: _____________________________________________________________________

Follow-up Required:	________No	________Yes

If Yes, Describe: ____________________________________________________________________

Attachment G

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

____________________________________________________________________________________

Describe the Gift/Entertainment:

____________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to Blue Jay and/or Employee(s):

____________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:

$____________________________________

Outside Party that Receives/Gives the Gift/Entertainment:

____________________________________________________________________________________

Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

Is the recipient an ERISA plan fiduciary? Yes / No

Is the recipient an officer, employee, or other “instrumentality” of a foreign government? Yes / No

If you answered yes to any of the questions above, is the recipient subject to any gift or entertainment restrictions and does this gift or entertainment comply with those restrictions (if applicable):

____________________________________________________________________________________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate value of the Gifts/Entertainment:

____________________________________________________________________________________

Relationship of Recipient/Giver to Blue Jay and/or Employee(s):

____________________________________________________________________________________

Signature: ______________________________________________      Date: ___________________

Compliance Use Only

Comments ______________________________________________________________________________

Attachment F

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to Blue Jay and/or Employee	Reason Gift/Entertainment was given by/given to Blue Jay and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO